EXHIBIT 5.1

EDWARDS ANGELL PALMER & DODGE LLP

350 E. Las Olas Boulevard, Suite 1150

Fort Lauderdale, FL 33301

August 4, 2006

eDiets.com, Inc.

3801 West Hillsboro Blvd.

Deerfield Beach, FL 33442

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to eDiets.com, Inc., a Delaware corporation (the “Company”), with respect to the Registration Statement on Form S-3 (“the Registration Statement”) filed with the Securities and Exchange Commission on August 4, 2006 for the purpose of registering for resale under the Securities Act of 1933, as amended (the “Securities Act”), up to: (a) 4,584,166 shares (the “Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), and (b) 178,218 additional shares (the “Additional Shares”) of Common Stock underlying a warrant (“Warrant”) issued on August 1, 2006.

Based on our review of the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Shares have been validly issued, and are fully paid and nonassessable, and that the Additional Shares, if and when issued and paid for in accordance with the Warrant, will be validly issued, fully paid and nonassessable.

We understand that this letter is to be used in connection with the Registration Statement, as finally amended, and hereby consent to the filing of this letter and with and as a part of the Registration Statement, as so amended, and to the reference to our firm in the prospectus which is a part of the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

It is understood that this letter is to be used in connection with the resale of the Shares and the Additional Shares only while the Registration Statement is effective as so amended and as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act.

Very truly yours,

/s/ Edwards Angell Palmer & Dodge LLP

EDWARDS ANGELL PALMER & DODGE LLP